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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Summit Technology, Inc.:

We consent to incorporation by reference in the Registration Statement Nos. 33-25169, 33-41451, 33-49162, 333-25142 and 333-41583 on Form S-8 of Summit
Technology, Inc. and subsidiaries of our report dated March 6, 1998, relating to the consolidated statements of operations, stockholders' equity, and cash flows and related schedule for the year ended December 31, 1997, which report appears in this Annual Report on Form 10-K of Summit Technology, Inc., dated March 30, 2000.


                                                     /s/ KPMG LLP

Boston, Massachusetts
March 30, 2000